**_FRANCISCO V. AGUILAR_**
_Secretary of State_

**_DEPUTY BAKKEDAHL_**
_Deputy Secretary for Commercial Recordings_

**STATE OF NEVADA**

**OFFICE OF THE SECRETARY OF STATE**

_Commercial Recordings Division_
_401 N. Carson Street_
_Carson City, NV 89701_
_Telephone (775) 684-5708_
_Fax (775) 684-7141_

_North Las Vegas City Hall_
_2250 Las Vegas Blvd North, Suite 400_
_North Las Vegas, NV 89030_
_Telephone (702) 486-2880_
_Fax (702) 486-2888_

# Business Entity - Filing Acknowledgement

09/09/2024

**Work Order Item Number:** W2024090901186-3922873
**Filing Number:** 20244316739
**Filing Type:** Certificate Pursuant to NRS 78.209
**Filing Date/Time:** 9/9/2024 9:23:00 AM
**Filing Page(s):** 1

**Indexed Entity Information:**

**Entity ID:** E0078682017-5
**Entity Name:** EvoAir Holdings Inc.
**Entity Status:** Active
**Expiration Date:** None

Commercial Registered Agent
COGENCY GLOBAL INC.*
321 W. WINNIE LANE #104, Carson City, NV 89703, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

| Filed in the Office of | Business Number<br>**E0078682017-5** |
| --- | --- |
| *FVAguilar*<br>Secretary of State<br>State Of Nevada | Filing Number<br>**20244316739** |
| | Filed On<br>**9/9/2024 9:23:00 AM** |
| | Number of Pages<br>**1** |

**FRANCISCO V. AGUILAR**
**Secretary of State**
**401 North Carson Street**
**Carson City, Nevada 89701-4201**
**(775) 684-5708**
**Website: www.nvsos.gov**

# Certificate of Change Pursuant to NRS 78.209

**TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT**

**INSTRUCTIONS:**

**1.** Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
**2.** Indicate the current number of authorized shares and par value, if any, and each class or series before the change.
**3.** Indicate the number of authorized shares and par value, if any of each class or series after the change.
**4.** Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.
**5.** Indicate provisions, if any, regarding fractional shares that are affected by the change.
**6.** NRS required statement.
**7.** This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.
**8.** Must be signed by an Officer. Form will be returned if unsigned.

| | |
| --- | --- |
| **1. Entity Information:** | Name of entity as on file with the Nevada Secretary of State:<br>EvoAir Holdings Inc.<br>Entity or Nevada Business Identification Number (NVID): NV20171106176 |
| **2. Current Authorized Shares:** | The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:<br>1,000,000,000, $0.001 par value |
| **3. Authorized Shares After Change:** | The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:<br>250,000,000, $0.001 par value |
| **4. Issuance:** | The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:<br>25,685,591 shares will be issued and outstanding after the reverse split.<br>102,742,362 shares are currently issued and outstanding. |
| **5. Provisions:** | The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:<br>Fractional shares will be rounded up to the nearest whole number. |
| **6. Provisions:** | The required approval of the stockholders has been obtained. |
| **7. Effective date and time:** (Optional) | Date: 09/11/2024 Time: 9:00AM<br>(must not be later than 90 days after the certificate is filed) |
| **8. Signature:** (Required) | X [signature] Signature of Officer — CEO Title — 09/09/2024 Date |

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.